Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-54847) of Tiffany & Co. of our report dated July 25, 2005 relating to the financial statements and supplemental schedule of the Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan, which appears in this Form 11-K.



          /s/ PricewaterhouseCoopers LLP
          Florham Park, NJ
          July 25, 2005